FIRST AMENDMENT OF

AMENDMENT TO THE AMENDED AND RESTATED

PATENT AND TECHNOLOGY LICENSE AGREEMENT

This First Amendment (this "First Amendment") of the Amendment to the Amended and Restated Patent and  Technology License Agreement is entered into as of February 8, 2021 (the “Effective Date”), by and between CELL SCIENCE HOLDING LTD., a limited liability company organized and existing under the laws of the Republic of Cyprus, having its principal office at Panteli Katelari 18A, Agios Ioannis, Limassol, 3012 Cyprus (“Cell Science”), and BAKHU HOLDINGS, CORP., a Nevada corporation, having its principal office at One World Trade Center, Suite 130, Long Beach, CA 90831, United States (“Bakhu”).

Premises

A.Cell Science and Bakhu are parties to that certain Patent and Technology License Agreement, dated December 20, 2018 (the “Original License”), which on December 31, 2019, was merged with and into the Amended and Restated Patent and Technology License Agreement (the “Restated License”), and further amended on September 22, 2020 by the Amendment to the Amended and Restated Patent and  Technology License Agreement (the “2020 Amendment”), collectively the (“License Agreement”). In the License Agreement, Cell Science is referred to as the Licensor and Bakhu is referred to as the Licensee.

B.Cell Science and Bakhu desire that Section 2(b) of the 2020 Amendment be amended to reflect that 26,000,000 shares, rather than 20,000,000 shares will be free from possible forfeiture under the License Agreement, pursuant to the terms and provisions of this Amendment.

C.Capitalized terms used but not defined in this First Amendment have the meanings ascribed them in the License Agreement.

AGREEMENT

NOW, THEREFORE, upon the foregoing premises and the mutual agreements and covenants herein contained, which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cell Science and Bakhu hereby agree as follows:

1.Amendment to Section 2(b) of the 2020 Amendment. Section 2(b) of the 2020 Amendment is amended in its entirety to read as follows:

(b)Pending the completion of laboratory testing that meets or exceeds the requirements of the Restated License, 184,000,000 of the shares of Bakhu Common Stock previously delivered to Cell Science by Bakhu shall be subject to forfeiture (the “Contingent Shares”), and 26,000,000 shares will be free from possible forfeiture and be released (the “Released Shares”). In consideration of the License Agreement and this First Amendment, the Released Shares are deemed issued and fully paid, and Cell Science will have no obligation to forfeit or return for cancellation any Released Shares.

2.Ratification of Agreement. Except as expressly amended by the foregoing, the parties ratify and confirm the License Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the Effective Date.

LICENSOR:

CELL SCIENCE HOLDING LTD.

Dated: February 9, 2021	/s/ Petros Charalambous
By: Petros Charalambous
Title: Director and Secretary

LICENSEE:

BAKHU HOLDINGS, CORP.

Dated: February 9, 2021	/s/ Thomas K. Emmitt
By: Thomas K. Emmitt
Title: President and CEO